Exhibit 99.1 News Release
Contacts:
Brooke Hart (Media)
brooke.hart@hii-co.com
202-264-7108

Christie Thomas (Investors)
christie.thomas@hii-co.com
757-380-2104

HII Reports Second Quarter 2024 Results

•Record second quarter revenues of $3.0 billion, up 6.8% compared to second quarter 2023
•Operating income of $189 million, up 21.2% compared to second quarter 2023
•Net earnings of $173 million or $4.38 diluted earnings per share
•Delivered Virginia-class submarine New Jersey (SSN 796)
•Delivered amphibious transport dock Richard M. McCool Jr. (LPD 29)
•Company reaffirms previously issued shipbuilding guidance1
•Company raises the Mission Technologies revenue guidance range1
•Company reaffirms previously issued free cash flow2 outlook1

NEWPORT NEWS, Va. (August 1, 2024) - HII (NYSE: HII) reported second quarter 2024 revenues of $3.0 billion, up 6.8% from the second quarter of 2023, driven by growth across all segments.

Operating income in the second quarter of 2024 was $189 million and operating margin was 6.3%, compared to $156 million and 5.6%, respectively, in the second quarter of 2023. The increases were primarily driven by higher segment operating income2 compared to the prior year.

Segment operating income2 in the second quarter of 2024 was $203 million and segment operating margin2 was 6.8%, compared to $169 million and 6.1%, respectively, in the second quarter of 2023. The increases were driven by stronger results at Mission Technologies and Newport News Shipbuilding compared to the prior year, partially offset by Ingalls Shipbuilding results.

Net earnings in the quarter were $173 million, compared to $130 million in the second quarter of 2023. Diluted earnings per share in the quarter was $4.38, compared to $3.27 in the second quarter of 2023.

Net cash used in operating activities in the quarter was $9 million and free cash flow2 was negative $99 million, compared to cash provided by operating activities of $82 million and free cash flow2 of $14 million in the second quarter of 2023.

New contract awards in the second quarter of 2024 were $3.1 billion, bringing total backlog to approximately $48.5 billion as of June 30, 2024.

“Mission Technologies achieved another quarter of strong performance and robust growth, which has allowed us to raise our Mission Technologies revenue guidance range for the year,” said Chris Kastner, HII’s president and CEO. "Our shipyards achieved critical milestones during the quarter, delivering Virginia-class submarine SSN 796 New Jersey and LPD 29 Richard M. McCool Jr. We are pleased to reiterate our full year shipbuilding guidance and see meaningful opportunities for shipbuilding operating margin2 improvement in the second half of the year."1

1The financial outlook, expectations and other forward looking statements provided by the company for 2024 and beyond reflect the company's judgment based on information available at the time of this release.
2Non-GAAP measures. See Exhibit B for definitions and reconciliations.

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Results of Operations

	Three Months Ended				Six Months Ended
	June 30				June 30
($ in millions, except per share amounts)	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change
Sales and service revenues	$2,977	$2,787	$190	6.8%	$5,782	$5,461	$321	5.9%
Operating income	189	156	33	21.2%	343	297	46	15.5%
Operating margin %	6.3%	5.6%		75 bps	5.9%	5.4%		49 bps
Segment operating income[1]	203	169	34	20.1%	373	325	48	14.8%
Segment operating margin %[1]	6.8%	6.1%		76 bps	6.5%	6.0%		50 bps
Net earnings	173	130	43	33.1%	326	259	67	25.9%
Diluted earnings per share	$4.38	$3.27	$1.11	33.9%	$8.25	$6.49	$1.76	27.1%
[1] Non-GAAP measures that exclude non-segment factors affecting operating income. See Exhibit B for definitions and reconciliations.

Segment Operating Results
Ingalls Shipbuilding

	Three Months Ended				Six Months Ended
	June 30				June 30
($ in millions)	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change
Revenues	$712	$664	$48	7.2%	$1,367	$1,241	$126	10.2%
Segment operating income[1]	56	65	(9)	(13.8)%	116	120	(4)	(3.3)%
Segment operating margin %[1]	7.9%	9.8%		(192) bps	8.5%	9.7%		(118) bps
[1] Non-GAAP measures. See Exhibit B for definitions and reconciliations.

Ingalls Shipbuilding revenues for the second quarter of 2024 were $712 million, an increase of $48 million, or 7.2%, from the same period in 2023, primarily driven by higher volumes in amphibious assault ships and surface combatants, partially offset by lower volumes in the Legend-class National Security Cutter program.

Ingalls Shipbuilding segment operating income1 for the second quarter of 2024 was $56 million, a decrease of $9 million from the same period in 2023. Segment operating margin1 in the second quarter of 2024 was 7.9%, compared to 9.8% in the same period last year. The decreases were primarily driven by lower risk retirement on surface combatants, partially offset by a delivery contract incentive on Richard M. McCool Jr. (LPD 29).

Key Ingalls Shipbuilding milestones for the quarter:
•Delivered amphibious transport dock Richard M. McCool Jr. (LPD 29)

1Non-GAAP measures. See Exhibit B for definitions and reconciliations.

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Newport News Shipbuilding

	Three Months Ended				Six Months Ended
	June 30				June 30
($ in millions)	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change
Revenues	$1,535	$1,509	$26	1.7%	$2,969	$3,015	$(46)	(1.5)%
Segment operating income[1]	111	95	16	16.8%	193	179	14	7.8%
Segment operating margin %[1]	7.2%	6.3%		94 bps	6.5%	5.9%		56 bps
[1] Non-GAAP measures. See Exhibit B for definitions and reconciliations.

Newport News Shipbuilding revenues for the second quarter of 2024 were $1.5 billion, an increase of $26 million, or 1.7%, from the same period in 2023. The increase was driven primarily by higher volumes in the Columbia-class submarine program.

Newport News Shipbuilding segment operating income1 for the second quarter of 2024 was $111 million, an increase of $16 million from the same period in 2023. Segment operating margin1 in the second quarter of 2024 was 7.2% compared to 6.3% in the same period last year. The increases were primarily driven by contract adjustments, incentives and volume on the Refueling and Complex Overhaul ("RCOH") program, partially offset by lower performance on aircraft carrier construction and the Virginia-class submarine program.

Key Newport News Shipbuilding milestones for the quarter:
•Delivered Virginia-class submarine New Jersey (SSN 796)
•Completed dry dock work for aircraft carrier USS John C. Stennis (CVN 74) RCOH

Mission Technologies

	Three Months Ended				Six Months Ended
	June 30				June 30
($ in millions)	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change
Revenues	$765	$645	$120	18.6%	$1,515	$1,269	$246	19.4%
Segment operating income[1]	36	9	27	300.0%	64	26	38	146.2%
Segment operating margin %[1]	4.7%	1.4%		331 bps	4.2%	2.0%		218 bps
[1] Non-GAAP measures. See Exhibit B for definitions and reconciliations.

Mission Technologies revenues for the second quarter of 2024 were $765 million, an increase of $120 million, or
18.6%, from the same period in 2023. The increase was primarily due to higher volumes in C5ISR and cyber, electronic warfare & space.

Mission Technologies segment operating income1 for the second quarter of 2024 was $36 million, compared to $9 million in the second quarter of 2023. Segment operating margin1 in the second quarter of 2024 was 4.7%, compared to 1.4% in the same period last year. The increases were primarily driven by the higher volumes described above, a $6 million loss in 2023 on the sale of our interest in an unconsolidated ship repair and specialty fabrication joint venture, and stronger performance in fleet sustainment.

Mission Technologies results included approximately $25 million of amortization of purchased intangible assets in the second quarter of 2024, compared to approximately $28 million in the same period last year.

Mission Technologies EBITDA margin1 in the second quarter of 2024 was 8.5%, an increase from 6.7% in the second quarter of 2023.

Key Mission Technologies milestones for the quarter:
•Announced strategic executive leadership appointments to advance AUKUS goals in Australia
•Announced the sale of three REMUS 100s and five REMUS 300s to the U.K. Royal Navy
•Awarded $65 million to perform high quality specialized research and analysis for the Deputy Director of Joint Warfighting Development
1Non-GAAP measures. See Exhibit B for definitions and reconciliations

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

HII Financial Outlook1
•Reaffirming FY24 outlook for shipbuilding revenue2 and operating margin2
•Raising FY24 Mission Technologies revenue guidance range
•Reaffirming FY24 outlook for Mission Technologies operating margin2
•Updating interest expense outlook
•Reaffirming five-year (2024-2028) free cash flow2,3 outlook of $3.6B

FY24 Outlook[1]
Shipbuilding Revenue[2]	$8.8B - $9.1B
Shipbuilding Operating Margin[2]	7.6% - 7.8%
Mission Technologies Revenue	$2.75B - $2.8B
Mission Technologies Segment Operating Margin[2]	3.0% - 3.5%
Mission Technologies EBITDA Margin[2]	8.0% - 8.5%

Operating FAS/CAS Adjustment	($63M)
Non-current State Income Tax Benefit/Expense[4]	~$0M
Interest Expense	($95M)
Non-operating Retirement Benefit	$178M
Effective Tax Rate	~21%

Depreciation & Amortization	~$350M
Capital Expenditures	~5.3% of Sales
Free Cash Flow[2,3]	$600M - $700M

1The financial outlook, expectations and other forward-looking statements provided by the company for 2024 and beyond reflect the company's judgment based on the information available at the time of this release.
2Non-GAAP measures. See Exhibit B for definitions. In reliance upon Item 10(e)(1)(i)(B) of Regulation S-K, reconciliations of forward–looking GAAP and non–GAAP measures are not provided because of the unreasonable effort associated with providing such reconciliations due to the variability in the occurrence and the amounts of certain components of GAAP and non-GAAP measures. For the same reasons, we are unable to address the significance of the unavailable information, which could be material to future results.
3Outlook is based on current tax law and assumes the provisions requiring capitalization of R&D expenditures for tax purposes are not deferred or repealed.
4Outlook is based on current tax law. Repeal or deferral of provisions requiring capitalization of R&D expenditures would result in elevated non-current state income tax expense.

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

About HII

HII is a global, all-domain defense provider. HII’s mission is to deliver the world’s most powerful ships and all-domain solutions in service of the nation, creating the advantage for our customers to protect peace and freedom around the world.

As the nation’s largest military shipbuilder, and with a more than 135-year history of advancing U.S. national security, HII delivers critical capabilities extending from ships to unmanned systems, cyber, ISR, AI/ML and synthetic training. Headquartered in Virginia, HII’s workforce is 44,000 strong. For more information, please visit www.HII.com.

Conference Call Information

HII will webcast its earnings conference call at 9 a.m. Eastern time today. A live audio broadcast of the conference call and supplemental presentation will be available on the investor relations page of the company’s website: www.HII.com. A telephone replay of the conference call will be available from noon today through Thursday, August 8th by calling (866) 813-9403 or (929) 458-6194 and using access code 671690.

Cautionary Statement Regarding Forward-Looking Statements and Projections
Statements in this earnings release, other than statements of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by words such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," and similar words or phrases or the negative of these words or phrases. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable when made, we cannot guarantee future results, levels of activity, performance, or achievements. There are a number of important factors that could cause our actual results to differ materially from the results anticipated by our forward-looking statements, which include, but are not limited to: changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending, and changes in customer short-range and long-range plans); our ability to estimate our future contract costs, including cost increases due to inflation, and perform our contracts effectively; changes in procurement processes and government regulations and our ability to comply with such requirements; our ability to deliver our products and services at an affordable life cycle cost and compete within our markets; natural and environmental disasters and political instability; our ability to execute our strategic plan, including with respect to share repurchases, dividends, capital expenditures and strategic acquisitions; adverse economic conditions in the United States and globally; health epidemics, pandemics and similar outbreaks; our ability to attract, train and retain a qualified workforce; disruptions impacting global supply, including those resulting from the ongoing conflict between Russia and Ukraine and in the Middle East; changes in key estimates and assumptions regarding our pension and retiree health care costs; security threats, including cyber security threats, and related disruptions; and other risk factors discussed in our other filings with the U.S. Securities and Exchange Commission ("SEC"). Additional factors include those described in our Annual Report on Form 10-K for the year ended December 31, 2023, including under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business," in our subsequent quarterly reports on Form 10-Q, including under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," and in our subsequent filings with the SEC. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business, and we undertake no obligation to update or revise any forward-looking statements. You should not place undue reliance on any forward-looking statements that we may make. This release also contains non-GAAP financial measures and includes a GAAP reconciliation of these financial measures. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures.

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Exhibit A: Financial Statements

HUNTINGTON INGALLS INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended June 30		Six Months Ended June 30
(in millions, except per share amounts)	2024	2023	2024	2023
Sales and service revenues
Product sales	$1,926	$1,879	$3,713	$3,708
Service revenues	1,051	908	2,069	1,753
Sales and service revenues	2,977	2,787	5,782	5,461
Cost of sales and service revenues
Cost of product sales	1,627	1,602	3,164	3,170
Cost of service revenues	918	796	1,811	1,552
Income from operating investments, net	11	4	23	16
Other income and gains, net	1	1	—	—
General and administrative expenses	255	238	487	458
Operating income	189	156	343	297
Other income (expense)
Interest expense	(24)	(24)	(45)	(48)
Non-operating retirement benefit	46	37	90	74
Other, net	5	—	12	9
Earnings before income taxes	216	169	400	332
Federal and foreign income tax expense	43	39	74	73
Net earnings	$173	$130	$326	$259

Basic earnings per share	$4.38	$3.27	$8.25	$6.49
Weighted-average common shares outstanding	39.5	39.8	39.5	39.9

Diluted earnings per share	$4.38	$3.27	$8.25	$6.49
Weighted-average diluted shares outstanding	39.5	39.8	39.5	39.9

Dividends declared per share	$1.30	$1.24	$2.60	$2.48

Net earnings from above	$173	$130	$326	$259
Other comprehensive income (loss)
Change in unamortized benefit plan costs	4	5	9	9
Tax expense for items of other comprehensive income	—	(1)	(2)	(2)
Other comprehensive income, net of tax	4	4	7	7
Comprehensive income	$177	$134	$333	$266

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

($ in millions)	June 30, 2024	December 31, 2023
Assets
Current Assets
Cash and cash equivalents	$11	$430
Accounts receivable, net of allowance for expected credit losses of $2 million as of 2024 and $8 million as of 2023	706	461
Contract assets	1,694	1,537
Inventoried costs	198	186
Income taxes receivable	197	183
Prepaid expenses and other current assets	106	83
Total current assets	2,912	2,880
Property, Plant, and Equipment, net of accumulated depreciation of $2,494 million as of 2024 and $2,467 million as of 2023	3,342	3,296
Operating lease assets	259	262
Goodwill	2,618	2,618
Other intangible assets, net of accumulated amortization of $1,063 million as of 2024 and $1,009 million as of 2023	837	891
Pension plan assets	952	888
Miscellaneous other assets	390	380
Total assets	$11,310	$11,215
Liabilities and Stockholders' Equity
Current Liabilities
Trade accounts payable	652	554
Accrued employees’ compensation	354	382
Short-term debt and current portion of long-term debt	942	231
Current portion of postretirement plan liabilities	129	129
Current portion of workers’ compensation liabilities	225	224
Contract liabilities	886	1,063
Other current liabilities	375	449
Total current liabilities	3,563	3,032
Long-term debt	1,715	2,214
Pension plan liabilities	216	212
Other postretirement plan liabilities	235	241
Workers’ compensation liabilities	451	449
Long-term operating lease liabilities	224	228
Deferred tax liabilities	341	367
Other long-term liabilities	387	379
Total liabilities	7,132	7,122
Commitments and Contingencies
Stockholders’ Equity
Common stock, $0.01 par value; 150,000,000 shares authorized; 53,710,514 shares issued and 39,260,208 shares outstanding as of 2024, and 53,595,748 shares issued and 39,618,880 shares outstanding as of 2023	1	1
Additional paid-in capital	2,029	2,045
Retained earnings	4,977	4,755
Treasury stock	(2,414)	(2,286)
Accumulated other comprehensive loss	(415)	(422)
Total stockholders’ equity	4,178	4,093
Total liabilities and stockholders’ equity	$11,310	$11,215

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

HUNTINGTON INGALLS INDUSTRIES, INC.CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended June 30
($ in millions)	2024	2023
Operating Activities
Net earnings	$326	$259
Adjustments to reconcile net cash provided by (used in) operating activities:
Depreciation	106	110
Amortization of purchased intangibles	54	64
Other non-cash transactions, net	2	14
Stock-based compensation	7	18
Deferred income taxes	(28)	(62)
Gain on investments in marketable securities	(11)	(12)
Change in
Accounts receivable	(239)	(149)
Contract assets	(157)	(27)
Inventoried costs	(12)	(7)
Prepaid expenses and other assets	(38)	(42)
Accounts payable and accruals	(164)	(57)
Retiree benefits	(57)	(36)
Net cash provided by (used in) operating activities	(211)	73
Investing Activities:
Capital expenditures
Capital expenditure additions	(165)	(111)
Grant proceeds for capital expenditures	3	3
Investment in affiliates	—	(24)
Proceeds from disposition of equity method investments	—	61
Other investing activities, net	—	1
Net cash used in investing activities	(162)	(70)
Financing Activities:
Repayment of long-term debt	(229)	(30)
Proceeds from revolving credit facility borrowings	42	—
Repayment of revolving credit facility borrowings	(42)	—
Net borrowings on commercial paper	440	—
Dividends paid	(102)	(99)
Repurchases of common stock	(127)	(16)
Employee taxes on certain share-based payment arrangements	(25)	(12)
Other financing activities, net	(3)	—
Net cash used in financing activities	(46)	(157)
Change in cash and cash equivalents	(419)	(154)
Cash and cash equivalents, beginning of period	430	467
Cash and cash equivalents, end of period	$11	$313
Supplemental Cash Flow Disclosure
Cash paid for income taxes (net of refunds)	$157	$172
Cash paid for interest	$51	$51
Non-Cash Investing and Financing Activities
Capital expenditures accrued in accounts payable	$9	$4

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Exhibit B: Non-GAAP Measures Definitions & Reconciliations

We make reference to “segment operating income,” “segment operating margin,” “shipbuilding revenue,” “shipbuilding operating margin,” "Mission Technologies EBITDA," “Mission Technologies EBITDA margin” and “free cash flow.”

We internally manage our operations by reference to segment operating income and segment operating margin, which are not recognized measures under GAAP. When analyzing our operating performance, investors should use segment operating income and segment operating margin in addition to, and not as alternatives for, operating income and operating margin or any other performance measure presented in accordance with GAAP. They are measures that we use to evaluate our core operating performance. We believe that segment operating income and segment operating margin reflect additional ways of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. We believe these measures are used by investors and are a useful indicator to measure our performance. Because not all companies use identical calculations, our presentation of segment operating income and segment operating margin may not be comparable to similarly titled measures of other companies.

Shipbuilding revenue, shipbuilding operating margin, Mission Technologies EBITDA and Mission Technologies EBITDA margin are not measures recognized under GAAP. They are measures that we use to evaluate our core operating performance. When analyzing our operating performance, investors should use shipbuilding revenue, shipbuilding operating margin, Mission Technologies EBITDA and Mission Technologies EBITDA margin in addition to, and not as alternatives for, operating income and operating margin or any other performance measure presented in accordance with GAAP. We believe that shipbuilding revenue, shipbuilding operating margin, Mission Technologies EBITDA and Mission Technologies EBITDA margin reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. We believe these measures are used by investors and are a useful indicator to measure our performance. Because not all companies use identical calculations, our presentation of shipbuilding revenue, shipbuilding operating margin, Mission Technologies EBITDA and Mission Technologies EBITDA margin may not be comparable to similarly titled measures of other companies.

Free cash flow is not a measure recognized under GAAP. Free cash flow has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for net earnings as a measure of our performance or net cash provided or used by operating activities as a measure of our liquidity. We believe free cash flow is an important measure for our investors because it provides them insight into our current and period-to-period performance and our ability to generate cash from continuing operations. We also use free cash flow as a key operating metric in assessing the performance of our business and as a key performance measure in evaluating management performance and determining incentive compensation. Free cash flow may not be comparable to similarly titled measures of other companies.

In reliance upon Item 10(e)(1)(i)(B) of Regulation S-K, reconciliations of forward-looking GAAP and non-GAAP measures are not provided because of the unreasonable effort associated with providing such reconciliations due to the variability in the occurrence and the amounts of certain components of GAAP and non-GAAP measures. For the same reasons, we are unable to address the significance of the unavailable information, which could be material to future results.

Segment operating income is defined as operating income for the relevant segment(s) before the Operating FAS/CAS Adjustment and non-current state income taxes.

Segment operating margin is defined as segment operating income as a percentage of sales and service revenues.

Shipbuilding revenue is defined as the combined sales and service revenues from our Newport News Shipbuilding segment and Ingalls Shipbuilding segment.

Shipbuilding operating margin is defined as the combined segment operating income of our Newport News Shipbuilding segment and Ingalls Shipbuilding segment as a percentage of shipbuilding revenue.

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Mission Technologies EBITDA is defined as Mission Technologies segment operating income before interest expense, income taxes, depreciation, and amortization.

Mission Technologies EBITDA margin is defined as Mission Technologies EBITDA as a percentage of Mission Technologies revenues.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures net of related grant proceeds.

Operating FAS/CAS Adjustment is defined as the difference between the service cost component of our pension and other postretirement expense determined in accordance with GAAP (FAS) and our pension and other postretirement expense under U.S. Cost Accounting Standards (CAS).

Non-current state income taxes are defined as deferred state income taxes, which reflect the change in deferred state tax assets and liabilities and the tax expense or benefit associated with changes in state uncertain tax positions in the relevant period. These amounts are recorded within operating income. Current period state income tax expense is charged to contract costs and included in cost of sales and service revenues in segment operating income.

Certain of the financial measures we present are adjusted for the Operating FAS/CAS Adjustment and non-current state income taxes to reflect the company’s performance based upon the pension costs and state tax expense charged to our contracts under CAS. We use these adjusted measures as internal measures of operating performance and for performance-based compensation decisions.

Reconciliations of Segment Operating Income and Segment Operating Margin

	Three Months Ended		Six Months Ended
	June 30		June 30
($ in millions)	2024	2023	2024	2023
Ingalls revenues	$712	$664	$1,367	$1,241
Newport News revenues	1,535	1,509	2,969	3,015
Mission Technologies revenues	765	645	1,515	1,269
Intersegment eliminations	(35)	(31)	(69)	(64)
Sales and Service Revenues	2,977	2,787	5,782	5,461

Operating Income	189	156	343	297
Operating FAS/CAS Adjustment	15	17	32	36
Non-current state income taxes	(1)	(4)	(2)	(8)
Segment Operating Income	203	169	373	325
As a percentage of sales and service revenues	6.8%	6.1%	6.5%	6.0%
Ingalls segment operating income	56	65	116	120
As a percentage of Ingalls revenues	7.9%	9.8%	8.5%	9.7%
Newport News segment operating income	111	95	193	179
As a percentage of Newport News revenues	7.2%	6.3%	6.5%	5.9%
Mission Technologies segment operating income	36	9	64	26
As a percentage of Mission Technologies revenues	4.7%	1.4%	4.2%	2.0%

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Reconciliation of Free Cash Flow

	Three Months Ended		Six Months Ended
	June 30		June 30
($ in millions)	2024	2023	2024	2023
Net cash provided by (used in) operating activities	$(9)	$82	$(211)	$73
Less capital expenditures:
Capital expenditure additions	(90)	(68)	(165)	(111)
Grant proceeds for capital expenditures	—	—	3	3
Free cash flow	$(99)	$14	$(373)	$(35)

Reconciliation of Mission Technologies EBITDA and EBITDA Margin

	Three Months Ended		Six Months Ended
	June 30		June 30
($ in millions)	2024	2023	2024	2023
Mission Technologies sales and service revenues	$765	$645	$1,515	$1,269

Mission Technologies segment operating income	$36	$9	$64	$26
Mission Technologies depreciation expense	2	3	5	6
Mission Technologies amortization expense	25	28	50	55
Mission Technologies state tax expense	2	3	4	6
Mission Technologies EBITDA	$65	$43	$123	$93
Mission Technologies EBITDA margin	8.5%	6.7%	8.1%	7.3%

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com